Exhibit 99.1
DATE: October 5, 2009
FOR IMMEDIATE RELEASE
AMERICAN MEDICAL SYSTEMS ANNOUNCES SALE OF OVION TECHNOLOGY
MINNEAPOLIS, October 5, 2009 — American Medical Systems Holdings, Inc. (NASDAQ: AMMD) today announced the divestiture of its female sterilization assets and technology (Ovion technology) to Conceptus, Inc. (NASDAQ: CPTS) for $23.6 million. Also, as a result of this asset sale agreement, and separate agreements completed with third parties, AMS eliminated all existing and potential obligations and liabilities under previous agreements associated with the Ovion technology. The asset sale agreement also releases Conceptus from any future royalty obligations to AMS.
“We are pleased with the outcome of this transaction, as it supports our strategy to focus on addressing unmet needs in our established pelvic health markets while at the same time maximizing the return to our shareholders of this nonstrategic asset,” stated Tony Bihl, President and CEO of AMS.
About American Medical Systems
American Medical Systems, headquartered in Minnetonka, Minnesota, is a diversified supplier of medical devices and procedures to cure incontinence, erectile dysfunction, benign prostate hyperplasia (BPH), prolapse and other pelvic disorders in men and women. These disorders can significantly diminish one’s quality of life and profoundly affect social relationships. In recent years, the number of people seeking treatment has increased markedly as a result of longer lives, higher-quality-of-life expectations and greater awareness of new treatment alternatives. American Medical Systems’ products reduce or eliminate the incapacitating effects of these diseases, often through minimally invasive therapies. The Company’s products were used to treat approximately 320,000 patients in 2008.
Forward-Looking Statements
This press release contains forward-looking statements relating to the market opportunities, future products, sales and financial results of American Medical Systems. These statements and other statements contained in this press release that are not purely historical fact are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management’s beliefs, certain assumptions and current expectations. These forward-looking statements are subject to risks and uncertainties such as successfully competing against competitors; physician acceptance, endorsement, and use of AMS products; potential product recalls or technological obsolescence; successfully managing debt leverage and related credit facility financial covenants; current worldwide economic conditions and the impact on operations of the disruption in global financial markets; factors impacting the stock market and share price and its impact on the dilution of convertible securities; potential obligations to make significant contingent payments under prior acquisitions; ability of the Company’s manufacturing facilities to meet customer demand; reliance on single or sole-sourced suppliers; loss or impairment of a

American Medical Systems
August 4, 2009

principal manufacturing facility; clinical and regulatory matters; timing and success of new product introductions; patient acceptance of the Company’s products and therapies; changes in and adoption of reimbursement rates; adequate protection of the Company’s intellectual property rights; product liability claims; currency and other economic risks inherent in selling our products internationally and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended January 3, 2009, and its other SEC filings. Actual results may differ materially from anticipated results. The forward-looking statements contained in this press release are made as of the date hereof, and AMS undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.
More information about the Company and its products can be found at its website www.AmericanMedicalSystems.com and in the Company’s Annual Report on Form 10-K for 2008 and its other SEC filings.

Contact:	Mark Heggestad Executive Vice President and Chief Financial Officer 952-930-6495 Mark.Heggestad@AmericanMedicalSystems.com

Anthony Bihl President and Chief Executive Officer 952-930-6334 Tony.Bihl@AmericanMedicalSystems.com